Exhibit 99.1
Calix Reports Third Quarter 2014 Financial Results

PETALUMA, CA – October 29, 2014 – Calix, Inc. (NYSE: CALX) today announced unaudited financial results for the third quarter ended September 27, 2014. Revenue for the third quarter of 2014 was $105.8 million, an increase of 2.1% compared to $103.6 million for the third quarter of 2013.
“In addition to achieving record revenues in the quarter, we continued to innovate and expand our product line and our customer base by launching two entirely new solutions,” said Carl Russo, Calix president and CEO.
“We launched our new GigaCenters, the industry’s first fiber-based products to unleash the power of Carrier-Class Wi-Fi in the home; and the Compass Open Link Cable software solution, allowing cable operators to deliver gigabit services over fiber while continuing to use traditional back office and DOCSIS command and control procedures. These ground-breaking offerings enable our customers to extend the gigabit experience to their subscribers at an accelerated pace and in a cost-effective manner.”
The company’s non-GAAP net income for the third quarter of 2014 was $4.6 million, or $0.09 per fully diluted share, compared to a non-GAAP net income of $10.2 million, or $0.20 per fully diluted share, for the third quarter of 2013. A reconciliation of GAAP and non-GAAP results is included as part of this release.
The GAAP net loss for the third quarter of 2014 was $3.8 million, or $(0.08) per basic and diluted share, compared to a GAAP net income of $0.5 million, or $0.01 per basic and diluted share, for the third quarter of 2013. A reconciliation of our third quarter 2014 operating results from non-GAAP to GAAP is provided below:

1

Calix Press Release	Page 2

Calix, Inc.
(Unaudited, in thousands, except per share data)
Three Months Ended September 27, 2014

	Non-GAAP	Stock-Based Compensation	Amortization of Intangible Assets	GAAP
Revenue	$105,769	$—	$—	$105,769
Cost of revenue	58,394	206	2,089	60,689
Gross profit	47,375	(206)	(2,089)	45,080
Gross margin	44.8%	—	—	42.6%
Operating expenses	42,665	3,607	2,552	48,824
Operating income (loss)	4,710	(3,813)	(4,641)	(3,744)
Interest and other income (expense), net	11	—	—	11
Income (loss) before taxes	4,721	(3,813)	(4,641)	(3,733)
Provision for income taxes	115	—	—	115
Net income (loss)	$4,606	$(3,813)	$(4,641)	$(3,848)
Weighted average diluted shares used to compute
non-GAAP net income (loss) per common share	51,552	51,552	51,552
Non-GAAP net income (loss) per diluted share	$0.09	$(0.07)	$(0.09)
Weighted average basic and diluted shares used to
compute GAAP net loss per common share				51,048
GAAP net loss per share				$(0.08)

Calix Press Release	Page 3

Conference Call
In conjunction with this announcement, Calix will host a conference call at 1:30 p.m. Pacific Time (4:30 p.m. Eastern Time) today to discuss its third quarter 2014 financial results. A live audio webcast and replay of the call will be available in the Investor Relations section of the Calix web site at http://investor-relations.calix.com/.
Live call access information: Dial-in number: (877) 407-4019 (U.S.) or (201) 689-8337 (outside the U.S.)
The conference call and webcast will include forward-looking information.
About Calix
Calix (NYSE: CALX) is a global leader in access innovation. Its Unified Access portfolio of broadband communications access systems and software enables communications service providers worldwide to transform their copper- and fiber-based networks and become the broadband provider of choice to their subscribers. For more information, visit the Calix website at www.calix.com. For more information about gigabit networks, visit www.calix.com/gigabit/.
Use of Non-GAAP Financial Information
The Company uses certain non-GAAP financial measures in this press release to supplement its consolidated financial statements, which are presented in accordance with GAAP. These non-GAAP measures include non-GAAP net income (loss) and non-GAAP basic and diluted income (loss) per share. These non-GAAP measures are provided to enhance the reader's understanding of the Company's operating performance as they primarily exclude certain non-cash charges for stock-based compensation and amortization of acquisition-related intangible assets, and non-recurring acquisition-related and other expenses, which the Company believes are not indicative of its core operating results. Management believes that the non-GAAP measures used in this press release provide investors with important perspectives into the Company's ongoing business performance and management uses these non-GAAP measures to evaluate financial results and to establish operational goals. The presentation of these non-GAAP measures is not meant to be a substitute for results presented in accordance with GAAP, but rather should be evaluated in conjunction with those GAAP results. A reconciliation of the non-GAAP results to the most directly comparable GAAP results is provided in this press release. The non-GAAP financial measures used by the company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.

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Calix, Inc.
Condensed Consolidated Statements of Operations
(Unaudited, in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 27,	September 28,	September 27,	September 28,
	2014	2013	2014	2013
Revenue	$105,769	$103,628	$289,594	$288,615
Cost of revenue:
Products and services (1)	58,600	54,132	156,981	151,323
Amortization of intangible assets	2,089	2,089	6,265	6,265
Total cost of revenue	60,689	56,221	163,246	157,588
Gross profit	45,080	47,407	126,348	131,027
Operating expenses:
Research and development (1)	19,930	19,777	59,104	59,983
Sales and marketing (1)	18,717	16,612	54,562	49,492
General and administrative (1)	7,625	8,478	22,557	24,293
Amortization of intangible assets	2,552	2,552	7,656	7,656
Total operating expenses	48,824	47,419	143,879	141,424
Loss from operations	(3,744)	(12)	(17,531)	(10,397)
Interest and other income (expense), net:
Interest income	52	2	86	4
Interest expense	(59)	(24)	(174)	(94)
Other income (expense), net	18	4	121	(318)
Loss before provision for income taxes	(3,733)	(30)	(17,498)	(10,805)
Provision for (benefit from) income taxes	115	(574)	328	7
Net (loss) income	$(3,848)	$544	$(17,826)	$(10,812)
Net (loss) income per common share:
Basic	$(0.08)	$0.01	$(0.35)	$(0.22)
Diluted	$(0.08)	$0.01	$(0.35)	$(0.22)
Weighted average number of shares used to compute
net (loss) income per common share:
Basic	51,048	49,694	50,635	49,255
Diluted	51,048	51,142	50,635	49,255

(1)	Includes stock-based compensation as follows:
Cost of revenue	$206	$362	$914	$1,090
Research and development	1,207	1,179	3,693	3,665
Sales and marketing	1,316	1,395	4,146	4,138
General and administrative	1,084	2,035	3,366	6,072
	$3,813	$4,971	$12,119	$14,965

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Calix, Inc.
Reconciliation of GAAP to Non-GAAP Results
(Unaudited, in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 27,	September 28,	September 27,	September 28,
	2014	2013	2014	2013
GAAP net (loss) income	$(3,848)	$544	$(17,826)	$(10,812)
Adjustments to reconcile GAAP net (loss) income to
non-GAAP net income:
Stock-based compensation	3,813	4,971	12,119	14,965
Amortization of intangible assets	4,641	4,641	13,921	13,921
Non-GAAP net income	$4,606	$10,156	$8,214	$18,074
Non-GAAP net income per common share:
Basic	$0.09	$0.20	$0.16	$0.37
Diluted	$0.09	$0.20	$0.16	$0.36
Weighted average shares used to compute non-GAAP
net income per common share - basic	51,048	49,694	50,635	49,255
Weighted average shares used to compute non-GAAP
net income per common share - diluted (1)	51,552	51,142	51,122	50,218

(1) Includes the dilutive effect of outstanding stock options, restricted stock units and ESPP.

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Calix, Inc.
Condensed Consolidated Balance Sheets
(Unaudited, in thousands)

	September 27,	December 31,
	2014	2013
ASSETS
Current assets:
Cash and cash equivalents	$39,399	$82,747
Marketable securities	48,400	—
Restricted cash	295	295
Accounts receivable, net	42,781	43,520
Inventory	43,845	51,071
Deferred cost of revenue	11,334	21,076
Prepaid expenses and other current assets	6,469	5,757
Total current assets	192,523	204,466
Property and equipment, net	20,159	17,473
Goodwill	116,175	116,175
Intangible assets, net	29,820	43,740
Other assets	1,346	1,745
Total assets	$360,023	$383,599
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$13,258	$23,163
Accrued liabilities	37,579	32,075
Deferred revenue	20,095	34,862
Total current liabilities	70,932	90,100
Long-term portion of deferred revenue	18,807	18,431
Other long-term liabilities	1,743	1,145
Total liabilities	91,482	109,676
Stockholders' equity:
Common stock	1,280	1,256
Additional paid-in capital	794,724	782,253
Accumulated other comprehensive income	139	190
Accumulated deficit	(527,602)	(509,776)
Total stockholders' equity	268,541	273,923
Total liabilities and stockholders' equity	$360,023	$383,599

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Calix, Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited, in thousands)

	Nine Months Ended
	September 27,	September 28,
	2014	2013
Operating activities:
Net loss	$(17,826)	$(10,812)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	6,772	7,767
Loss on retirement of property and equipment	41	564
Amortization of intangible assets	13,921	13,921
Amortization of premiums related to available-for-sale securities	302	—
Gain on sale of available-for-sale securities	(1)	—
Stock-based compensation	12,119	14,965
Changes in operating assets and liabilities:
Restricted cash	—	(972)
Accounts receivable, net	739	5,098
Inventory	7,226	3,906
Deferred cost of revenue	9,742	(5,749)
Prepaid expenses and other assets	(315)	(466)
Accounts payable	(9,904)	1,269
Accrued liabilities	5,520	(1,224)
Deferred revenue	(14,391)	8,302
Other long-term liabilities	597	238
Net cash provided by operating activities	14,542	36,807
Investing activities:
Purchase of property and equipment	(9,481)	(5,475)
Purchase of marketable securities	(49,356)	—
Proceeds from sale of marketable securities	615	—
Net cash used in investing activities	(58,222)	(5,475)
Financing activities:
Proceeds from exercise of stock options	429	671
Proceeds from employee stock purchase plan	2,453	2,464
Taxes paid for awards vested under equity incentive plans	(2,505)	(2,102)
Payments for debt issuance costs	—	(301)
Net cash provided by financing activities	377	732
Effect of exchange rate changes on cash and cash equivalents	(45)	65
Net (decrease) increase in cash and cash equivalents	(43,348)	32,129
Cash and cash equivalents at beginning of period	82,747	46,995
Cash and cash equivalents at end of period	$39,399	$79,124

Investor Inquiries:
David H. Allen
408-474-0080
David.Allen@Calix.com